UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2025

FORIAN INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40146	85-3467693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 University Drive, Suite 400, Newtown, PA	18940
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (267) 225-6263

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	FORA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a)	Dismissal of Independent Registered Public Accounting Firm

On June 26, 2025, the Audit Committee of the Board of Directors of Forian, Inc. (the “Company”) dismissed CBIZ CPAs P.C. (“CBIZ”) as the Company’s independent registered accounting firm.

As previously disclosed, on April 24, 2025, in connection with the acquisition of the attest business of Marcum LLP (“Marcum”) by CBIZ, the Company dismissed Marcum and engaged CBIZ as the Company’s independent public accounting firm.

From April 24, 2025 through June 26, 2025, (i) there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with CBIZ on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to CBIZ’s satisfaction, would have caused CBIZ to make reference to the subject matter of the disagreement in connection with its reports, and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K., except for (i) the material weakness relating to the design of our general information technology controls surrounding logical access, change management, and vendor application management, which was identified in connection with the Company’s preparation of its financial statements for the for the year ended December 31, 2023 and remediated as of December 31, 2024, (ii) the material weakness relating to the lack of properly designed controls to validate the accuracy and appropriateness of payables transactions and prevent the possibility of fraudulent or fictitious payments, which was identified in connection with the Company’s preparation of its financial statements for the year ended December 31, 2024, and (iii) the material weakness relating to our failure to design, implement and maintain effective controls over revenue recognized for certain contracts relating to the proper application of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (“ASC 606”), specifically our failure to maintain effective controls relating to accounting for fixed minimum payments in contracts with variable revenues based on customer sales, which was identified in connection with the Company’s preparation of its financial statements for the year ended December 31, 2024, and which led to the restatement of the Company’s audited financial statements for the year ended December 31, 2023 and the unaudited financial statements for the quarterly periods ended March 31, 2023, June 30, 2023 and September 30, 2023. CBIZ did not issue any audit report during the period of its engagement.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided CBIZ with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested that CBIZ furnish it with a letter addressed to the SEC stating whether it agrees with the above statements in this Item 4.01(a). A copy of CBIZ’s letter, dated July 1, 2025, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)	Appointment of New Independent Registered Public Accounting Firm

On June 26, 2025, Audit Committee approved the engagement of BDO USA, P.C. (“BDO”) as the Company’s independent registered public accounting firm.  BDO’s appointment will be for the Company’s fiscal year ending December 31, 2025, and related interim periods ending June 30, 2025 and September 30, 2025.

During the Company’s two most recent fiscal years ended December 31, 2024 and December 31, 2023, and for the subsequent interim period through June 26, 2025, neither the Company nor anyone on its behalf consulted BDO regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of the Company, in connection with which neither a written report nor oral advice was provided to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
16.1	Letter from CBIZ CPAs P.C. dated July 1, 2025.
104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2025	FORIAN INC.

	By:	/s/ Michael Vesey
	Name:	Michael Vesey
	Title:	Chief Financial Officer